SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549

	------------------------

	FORM 8-K

	CURRENT REPORT


	Pursuant to Section 13 or 15(d)
	Of The Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported): 			December 31, 2001
									--------------------


	ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.
	------------------------------------------------
     (Exact name of registrant as specified in its charter)


   Delaware                 0-21456              06-1361276
----------------         ------------        -----------------
(State or other          (Commission         (I.R.S. Employer
 jurisdiction of          file number)        Identification No.)
 incorporation or
 organization)



488 Main Avenue, Norwalk, Connecticut                06851
---------------------------------------------------------------
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number,
 including area code:                            203-849-2500
                                                 ------------











Item 5.	Other Events.
 		-------------

	Effective December 31, 2001, the Registrant completed its merger (the "Merger") with a wholly-owned subsidiary of Systems Holding, Inc. ("Holdco"), a newly-formed acquisition company organized by Norton Garfinkle and Bruce F. Failing, Jr., ERS' founders. The merger followed the reclassification of the common stock, $.01 par value ("Common Stock"), of the Registrant contributed to Holdco by Messrs. Garfinkle and Failing, and their affiliates, and certain other investors, as shares of a new class B common stock, $.01 par value, of the Registrant. As a result of the merger, all of the common equity of ERS is held by Holdco, and each share of Common Stock not contributed to Holdco has been converted into the right to receive $0.26 in cash, without interest. All shares of the Registrant's Series A-1 Preferred Stock, $1.00 par value, continue unchanged and remain outstanding as shares of the capital stock of the Registrant.

	As a result of the Merger, all options to acquire Common Stock under the Registrant's stock option plans were assumed by Holdco as required in the Merger, and all warrants to acquire Common Stock were converted into the right to receive, in lieu of each share of Common Stock issuable pursuant thereto, an amount, if any, equal to the amount by which the merger consideration per share exceeds the current exercise price per share of such warrants.

	With completion of the transaction, the Common Stock is eligible for termination of registration under the Securities Exchange Act of 1934 and cancellation of its listing on the Alternative Investment Market of the London Stock Exchange.



	SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


						ELECTRONIC RETAILING SYSTEMS
						 INTERNATIONAL, INC.



						By s/Bruce F. Failing, Jr.
						   --------------------------------
						   Bruce F. Failing, Jr.
						   Vice Chairman and Chief
							Executive Officer



Dated: December 31, 2001






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